Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-83963, No. 333-86028, No. 333-38466, No. 333-51834, No. 333-107976, No. 333-142039), and Form S-8 (No. 2-86474, No. 2-91907, No. 2-98732, No. 33-6188, No. 33-6203, No. 33-13265, No. 33-17720, No. 33-30385, No. 33-30386, No. 33-36249, No. 33-41999, No. 33-42000, No. 33-53054, No. 33-66548, No. 33-66546, No. 33-55631, No. 33-55633, No. 33-55697, No. 33-59981, No. 33-59985, No. 33-59987, No. 333-12887, No. 333-34285, No. 333-57563, No. 333-62159, No. 333-74627, No. 333-81433, No. 333-81435, No. 333-81437, No. 333-90951, No. 333-95421, No. 333-38746 No. 333-42888, No. 333-43306, No. 333-46436, No. 333-52050, No. 333-53584, No. 333-57152, No. 333-62960, No. 333-66238, No. 333-66240, No. 333-69380, No. 333-71900, No. 333-96543, No. 333-96549, No. 333-96555, No. 333-98807, No. 333-106205, No. 333-106206, No. 333-115762, No. 333-126594, No. 333-136560, No. 333-142038 and No. 333-151311) of LSI Corporation of our report dated February 27, 2009 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Jose, California

February 27, 2009